Exhibit 10.1

AMENDED STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (the “Agreement”), amending the original agreement dated as of [ ], between BrandPartners Group, Inc., a Delaware corporation (the “Company”), having an address at 10 Main Street, Rochester NH 03839 and ______________________________ (“Grantee”) having an address at ____________________.

WHEREAS the Company has previously granted to Grantee for services provided by Grantee to the Company as a director certain options to purchase shares of common stock, $0.01 par value of the Company under the Company’s 2001 Stock Incentive Plan (the “Plan”);

WHEREAS the Grantee has agreed to surrender certain options as previously granted under the Plan;

WHEREAS the Company has agreed to accept the surrender by Grantee of certain options previously granted to Grantee under the Plan;

WHEREAS the Company has agreed to provide Grantee the right to exercise the remaining options granted to Grantee under the Plan by way of a “cashless exercise”;

WHEREAS, the Company has further agreed to register the shares of common stock underlying the Plan; and

WHEREAS, the Company and Grantee wish to set forth the terms related to the surrender of options by the Grantee and the Company’s modification of the terms of the options.

NOW THEREFORE, IN CONSIDERATION OF THE
PREMISES AND THE MUTUAL PROMISES SET FORTH
HEREIN, THE PARTIES HERETO AGREE AS FOLLOWS:

1. Surrender of Options. The Company and Grantee hereby evidence and confirm that [ ] options to purchase common stock of the Company (the “Original Options”) were granted to Grantee on [ ] under the Plan and that Grantee hereby agrees to surrender [ ] of the Original Options effective the date of this Agreement in turn leaving Grantee [ ] options (the “Remaining Options”).

2. Exercise Price of Remaining Options. The exercise price of the Remaining Options will remain unchanged at $[ ] per share.

3. Term and Vesting of Remaining Option. The term of the Remaining Options shall remain unchanged from the date of original grant and will expire [ ]. The vesting of Remaining Options shall remain unchanged from the vesting provided for the Original Options.

4. Exercise of Remaining Options. The Remaining Options may be exercised by written notice to the Chief Executive Officer of the Company at the Company’s principal office. Such notice shall state the election to exercise the Remaining Options and the number of shares in respect of which it shall be exercised, and shall be signed by the person or persons exercising the Remaining Options. In the event that the Remaining Options shall be exercised pursuant to Paragraph 6 hereof by any person other than the Grantee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Remaining Option, as may be reasonably required by the Company and its counsel. Subject to Paragraph 5, the notice of exercise shall be accompanied by payment of the full purchase price of the Shares, being purchased in cash or cash equivalents. The certificate or certificates for the shares as to which the Remaining Option shall have been so exercised shall be issued in the name of the Grantee and shall be delivered, as provided above, to or upon the written order of the person or persons exercising the Remaining Option as soon as practicable (except as otherwise provided below in this Paragraph 4) after the due and proper exercise of the Remaining Options. The Remaining Options will be deemed exercised on the date the above-described notice and payment are hand delivered or, if mailed, postmarked. The holder of the Remaining Options shall not have any rights of a stockholder with respect to the shares covered by the Remaining Option unless and until the certificate or certificates for such shares shall have been issued and delivered. It is expressly understood that, notwithstanding anything contained in this Agreement to the contrary, (i) the time for the delivery of the certificate or certificates of Common Stock may be postponed by the Company for such period as may be required by the Company to comply with any applicable State or Federal law or the requirements of a Self Regulatory Organization, and (ii) unless and until the Shares underlying the Remaining Option are subject to an effective registration statement, the Shares delivered upon exercise of the Remaining Option will be subject to certain restrictions on transfer.

5. Cashless Exercise. In consideration of the Grantee’s surrender of a portion of the Original Options, the Company hereby provides Grantee in accord with the Plan the ability to exercise the Remaining Options by way of a cashless exercise using the following formula:

X=Y (A-B)
     A

Where	X=	the number of shares of Common Stock to be issued to the holder under the Option

Y= the number of shares of Common Stock purchasable under the Option or, if only a portion of the Option is being exercised, the portion of the Option being exercised (at the date of such calculation)

A= the average Fair Market Value of the Company’s Common Stock based on the closing sales price of the Common Stock on the Over the Counter Bulletin Board Market or comparable domestic securities exchange should the Company’s Common Stock be so listed, averaged over a period of 21 trading days immediately prior to the day a notice of exercised is faxed to the Company

B= Exercise Price of Option

6. Nontransferability. The Remaining Option may be exercised only by the Grantee, and may not be assigned, pledged, or otherwise transferred except as provided below. During the Grantee’s lifetime, the Grantee’s Option may be transferred to (i) his or her spouse, children or grandchildren (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer and (y) subsequent transfers of the transferred Option shall be prohibited except those by will or the laws of descent and distribution. Following any such transfer, the Remaining Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. In the event the Grantee is incapacitated, the Remaining Option may be exercised by the Grantee’s guardian or legal representative. In the event of the Grantee’s death, the Remaining Option may be exercised by the executor or administrator of the Grantee’s estate or by a person who acquired the right to exercise them by bequest or inheritance or by reason of the Grantee’s death.

7. Adjustments. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, reclassification, Common Stock dividend (in excess of 5% thereon), Common Stock split or reverse split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock after the date hereof, an appropriate substitution or adjustment shall be made in the number of shares subject to the Remaining Option and to the exercise price; provided, however, that such adjustment shall not increase the aggregate value of the option, no fractional shares shall be issued, and the aggregate exercise price shall be appropriately reduced on account of any fractional shares. Without limiting the foregoing, in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of the outstanding Shares issuable upon exercise of the Remaining Option) or in case of the sale, transfer or other disposition of all or substantially all of the assets of the Company, then the Grantee shall be entitled to receive upon exercise of the Remaining Option such number of shares of capital stock or other securities or property upon, or as a result of, such transaction that the Grantee would have been entitled to receive had the Remaining Option been exercised immediately prior to such transaction.

8. No Limitation on Rights of the Company. The amendment and surrender of options and the Remaining Options shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

9. Rights as a Stockholder. The Grantee shall have the rights of a stockholder with respect to the Shares covered by the Remaining Option only upon becoming the holder of record of those Shares.

10. No Obligation to Exercise Remaining Option. The Grantee shall be under no obligation to exercise the Remaining Option.

11. Governing Law. Except to the extent preempted by Federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York without regard to any rules regarding conflicts of law.

IN WITNESS WHEREOF, the Company and the Grantee have duly executed this Stock Option Agreement as of the date first above written.
BRANDPARTNERS GROUP, INC.

By:
Name:
Title:

[NAME OF GRANTEE]